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                                                                 EXHIBIT 23(a)


               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated November 26, 1997 on the consolidated financial statements of TriStar Aerospace Co., January 24, 1997 on the combined financial statements of Tri-Star Aerospace, Inc. and May 9, 1997 on the financial statements of the Aviall Aerospace Business Unit of Aviall, Inc., included in TriStar Aerospace Co.'s Form S-1 filed on February 13, 1998, as amended on April 27, 1998, and to all references in our Firm included in this registration statement.


                              /S/  ARTHUR ANDERSEN LLP


Tulsa, Oklahoma
December 1, 1998







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